Exhibit 99.1

Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2		Q3	Q4	Full Year
Lodging(1)
Weighted Average Rooms Available	2006	520,600	531,000		529,200	N/A	N/A
	2005	517,400	512,000		511,500	535,100	519,000
	2004	512,000	510,700		507,300	503,000	508,200
	2003	532,900	525,600		522,400	518,200	524,700

Number of Properties	2006	6,300	6,440		6,420	N/A	N/A
	2005	6,400	6,380		6,350	6,350	N/A
	2004	6,380	6,390		6,350	6,400	N/A
	2003	6,500	6,480		6,430	6,400	N/A

RevPAR	2006	$30.45	$36.97		$40.82	N/A	N/A
	2005	$25.53	$31.91		$36.86	$29.72	$31.00
	2004	$22.50	$29.08		$34.04	$24.53	$27.55
	2003	$22.05	$27.50		$31.38	$22.71	$25.92

Vacation Exchange and Rental
Average Number of Members (in 000s)	2006	3,292	3,327		3,374	N/A	N/A
	2005	3,148	3,185		3,233	3,271	3,209
	2004	2,995	3,031		3,074	3,116	3,054
	2003	2,929	2,925		2,954	2,982	2,948

Annual Dues and Exchange Revenue Per Member	2006	$152.10	$130.37		$132.31	N/A	N/A
	2005	$159.12	$134.98		$125.64	$124.05	$135.76
	2004	$159.55	$132.51		$123.55	$124.43	$134.82
	2003	$145.99	$129.37		$128.99	$120.37	$131.13

Vacation Rental Transactions (in 000s)	2006	385	310		356	N/A	N/A
	2005	367	311	(2)	344	278	1,300
	2004	309	246		295	253	1,104
	2003	290	192		206	194	882

Average Net Price Per Vacation Rental	2006	$312.51	$374.91		$442.75	N/A	N/A
	2005	$331.37	$363.14		$412.66	$325.62	$359.27
	2004	$279.46	$333.76		$368.79	$337.42	$328.77
	2003	$233.49	$255.62		$247.46	$265.72	$248.65

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2006	$357,000	$434,000	(3)	$482,000	N/A	N/A
	2005	$281,000	$354,000	(3)	$401,000	$360,000	$1,396,000
	2004	$274,000	$315,000		$361,000	$304,000	$1,254,000
	2003	$224,000	$302,000		$330,000	$290,000	$1,146,000

Tours	2006	208,000	273,000		312,000	N/A	N/A
	2005	195,000	250,000		272,000	217,000	934,000
	2004	181,000	227,000		246,000	205,000	859,000
	2003	196,000	253,000		275,000	200,000	925,000

Volume per Guest (VPG)	2006	$1,475	$1,426		$1,434	N/A	N/A
	2005	$1,349	$1,284		$1,349	$1,507	$1,368
	2004	$1,303	$1,253		$1,273	$1,327	$1,287
	2003	$1,067	$1,082		$1,127	$1,293	$1,138

Note: Full year amounts may not foot across due to rounding.

(1)	Quarterly drivers in the Lodging segment include results of Ramada International, Wyndham Hotels and Resorts and Baymont Inn & Suites, which we acquired in December 2004, October 2005 and April 2006, respectively. Therefore, the operating statistics are not presented on a comparable basis.

(2)	Vacation Rental Transactions for second quarter 2005 were previously reported as 309,000 transactions in our Form 10-Q filed on August 18, 2006.

(3)	Gross Vacation Ownership Interest Sales for second quarter 2005 and second quarter 2006 were previously reported as $321 million and $390 million, respectively, in our Form 10-Q filed on August 18, 2006. These values excluded tele-sales upgrades.

Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Weighted Average Rooms Available: Represents the weighted average number of hotel rooms available for rental for the period at lodging properties.
RevPAR: Represents revenue per available room and is calculated by multiplying the percentage of available rooms occupied for the period by the average rate charged for renting a lodging room for one day.
Number of Properties: Represents the number of lodging properties operated under franchise and management agreements at the end of the period.
Vacation Exchange and Rental
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rental businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.

Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which is a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which is a component of upgrade sales, by the number of tours.